TURTLE BEACH APPOINTS CRIS KEIRN AS INTERIM CEO

White Plains, NY – June 21, 2023 – Leading gaming accessory maker Turtle Beach Corporation (Nasdaq: HEAR) announced today the appointment of Cris Keirn as interim Chief Executive Officer (CEO), effective July 1, 2023. Mr. Keirn will succeed Juergen Stark, who has served as CEO since 2012, and is working with Mr. Stark to ensure a seamless transition. As previously announced, the Turtle Beach Board of Directors is engaged in a comprehensive search for a permanent CEO, and Mr. Keirn will continue to be a strong candidate for that role.

“In his role as Senior Vice-President, Global Sales for Turtle Beach since 2016, Cris and his team have significantly strengthened our global omni-channel execution and delivered nearly $2 billion in cumulative revenue,” said Terry Jimenez, Chairman of the Board. “His proven track record of success across multiple technology industries along with strong relationships both inside and outside of Turtle Beach will be key to driving the Company forward.”

“At Turtle Beach, our commitment to industry-leading innovation and execution allows us to create excellent products for our gamers,” said Cris Keirn. “I have confidence in our phenomenal team at Turtle Beach and look forward to advancing our strategy to drive further growth and value creation for our stakeholders.”

Mr. Keirn joined Turtle Beach in 2013 and has been a key contributor in the transformation of Turtle Beach’s product portfolios, including in his role as Vice- President of Business Planning and Strategy prior to his executive role in sales. Mr. Keirn has also led sales operations, customer care and market analytics teams for the Company. Prior to joining Turtle Beach, Cris held leadership positions over a 17-year span in multiple divisions at Motorola across engineering, product management, operations, quality and customer relations.

About Turtle Beach Corporation
Turtle Beach Corporation (the “Company”) (www.turtlebeachcorp.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top- rated game controllers, and groundbreaking gaming simulation accessories. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s ROCCAT brand (www.ROCCAT.com) combines detail-loving German innovation with a genuine passion for designing the best PC gaming products, including award-winning keyboards, mice, headsets, mousepads, and other PC Accessories. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements
This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.
While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to inflationary pressures, logistic and supply chain challenges, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.
All trademarks are the property of their respective owners.

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CONTACTS:

North America	International
Eric Nielsen	Keith Hennessey
Step 3 Public Relations	Sr. Director, Communications &
202.276.5357	Partnerships – International
eric@step-3.com	Turtle Beach
+44 (0) 1256 678350
MacLean Marshall	keith.hennessey@turtlebeach.com
Sr. Director, Public Relations &
Brand Communications Turtle Beach Corporation 858.914.5093
maclean.marshall@turtlebeach.com

Investor Information:
Cody Slach or Alex Thompson
Gateway Investor Relations
949.574.3860
hear@gateway-grp.com